EXHIBIT 10.3
CONFIDENTIAL TREATMENT REQUESTED -- CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
SECURITIES ACCOUNT CONTROL AGREEMENT
WELLS FARGO	(Wells Fargo Lender Intermeadiary)

THIS SECURITIES ACCOUNT CONTROL AGREEMENT (this “Agreement”) is entered into as of April 4, 2008 by and among SunPower Corporation (“Customer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Investment Management and Trust Group (“Intermediary”), and WELSS FARGO BANK, NATIONAL ASSOCIATION, acting through its Peninsula Technology RCBO Office (“Secured Party”).
RECITALS

A.           Customer maintains that certain Account no. * * *, and may now or hereafter maintain sub-accounts thereunder or consolidated therewith (collectively, the “Securities Account”) with Intermediary pursuant to an agreement between Intermediary and Customer dated as of __________________, _____ (the “Account Agreement”), and Customer has granted to Secured Party a security interest in the Securities Account and all financial assets and other property now or at any time hereafter held in the Securities Account.

B.           Secured Party, Customer and Intermediary have agreed to enter into this Agreement to perfect Secured Party’s security interests in the Collateral, as defined below.

NOW, THEREFORE, in consideration of their mutual covenants and promises, the partied agree as follows:

1.           DEFINITIONS. As used herein:

1.1           the term “Collateral shall mean: (a) the Securities Account; (b) all financial assets credited to the       Securities Account; (c) all security entitlements with respect to the financial assets credited to the Securities    Account; (d) any and all other investment property or assets maintained or recorded in the Securities Account;        and (e) all replacements or substitutions for, and proceeds of the sale or other disposition of, any of the         foregoing, including without limitation, cash proceeds; and

1.2           the terms “investment property,” “entitlement order,” “financial asset” and “security entitlement” shall have   the respective meanings set forth in the California Uniform Commercial Code.  The parties hereby expressly        agree that all property, including without limitation, cash, certificates of deposit and mutual funds, at any time held     in the Securities Account is to be treated as a “financial asset”.

2.           AGREEMENT FOR CONTROL.  Intermediary is authorized by Customer and agrees to comply with all entitlement orders originated by Secured Party with respect to the Securities Account, and all other requests or instructions from Secured Party regarding disposition and/or delivery of the Collateral; without further consent or direction from Customer or any other party.

3.           CUSTOMER’S RIGHTS WITH RESPECT TO THE COLLATERAL.

3.1           Until Intermediary is notified otherwise by Secured Party:  (a) Customer, or any party authorized by   Customer to act with respect to the Securities Account, may give trading instructions to Intermediary with respect      to Collateral in the Securities Account; and (b) Intermediary may distribute to Customer or any other party in accordance with Customer’s directions only that portion of the Collateral which consists of interest and/or cash dividends earned on financial assets maintained in the Securities Account.

3.2           Without Secured Party’s prior written consent, except to the extent permitted by the preceding paragraph:    (a) neither Customer nor any party other than Secured Party may withdraw any Collateral from the Securities Account; and (b) Intermediary will not comply with any entitlement order or request to withdraw any Collateral        from the Securities Account given by any party other than Secured Party.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.3           Upon receipt of either written or oral notice from Secured Party: (a) Intermediary shall promptly cease complying with entitlement orders and other instructions concerning the Collateral, including the Securities       Account from all parties other than Secured Party; and (b) Intermediary shall not make any further distributions          of and Collateral to any party other than Secured Party, nor permit any further voluntary changes in the financial assets.

4.            INTERMEDIARY’S ACKNOWLEDGMENTS.  Intermediary acknowledges that:

4.1            The Securities Account is maintained with the Intermediary solely in Customer’s name.

4.2           Intermediary has no knowledge of any claim to, security interest in or lien upon any of the Collateral      except: (a) the security interest in favor of Secured Party; and (b) Intermediary’s liens securing fees and          charges, or payment for open trade commitments, as described in the last paragraph of this Section.

4.3           Any claim to, security interest in or lien upon any of the Collateral which Intermediary now has or at any     time hereafter acquires shall be junior and subordinate to the security interests of Secured Party in the Collateral, except for Intermediary’s liens securing; (a) fees and charges owned by Customer with respect to the operation of   the Securities Account; and (b) payment owed to Intermediary for open trade commitments for purchases in and      for the Securities Account.

5.           AGREEMENTS OF INTERMEDIARY AND CUSTOMER.  Intermediary and Customer agree that:

5.1           Intermediary shall flag its books, records and systems to reflect Secured Party’s security interests in the Collateral, and shall provide notice thereof to any party making inquiry as to Customer’s accounts with      Intermediary to whom or which Intermediary is legally required or permitted to provide information.

5.2           Intermediary shall send copies of all statements relating to the Securities Account simultaneously to  Customer and Secured Party

5.3            Intermediary shall promptly notify Secured Party if any other party asserts any claim to, security interest in   or lien upon any of the Collateral, and Intermediary shall not enter into any control, custodial or other similar agreement with any other party that would create or acknowledge the existence of any such other claim, security interest or lien.

5.4           Without Secured Party’s prior written consent, Intermediary and Customer shall not amend, modify or terminate the Account Agreement, other than:  (a) amendments to reflect ordinary and reasonable changes in Intermediary’s fees and charges for handling the Securities Account; and (b) operational changes initiated by Intermediary as long as they do not alter any of the Secured Party’s rights hereunder.

6.           MISCELLANEOUS.

6.1           This Agreement shall not create any obligation or duty of Intermediary except as expressly set forth herein.

6.2           In the event of any conflict between this Agreement and the Account Agreement or any other agreement between Intermediary and Customer, the terms of this Agreement shall control.

6.3           All notices, requests and demands which any party is required or may desire to give to any other party    under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the address of facsimile number set forth below its signature, or to such other address or facsimile number as any party may designate by written notice to all other parties.  Each such notice, request and demand   shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by facsimile,        upon receipt; and (c) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U.S. mail,   first class and postage prepaid.

6.4           This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties. This Agreement may be amended or modified only in     writing signed by all parties hereto.

6.5           This Agreement shall terminate upon Intermediary’s receipt of written notice from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral.

6.6           This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

INTERMEDIARY:	SECURED PARTY:

WELLS FARGO BANK, NATIONAL ASSOCIATION	WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Karen Norton	By: /s/ Matthew Servatius
Matthew Servatius, Relationship Manager

Title: Manager	Address: 400 Hamilton Avenue
Palo Alto, CA 94301
Address:
525 Market Street, 10th Floor San Francisco, CA 94105	FAX No.:
FAX No.:

CUSTOMER:

SunPower Corporation

By: /s/ Emmanuel T. Hernandez
Emmanuel T. Hernandez, Chief Financial Officer

Address: 3939 N First St.
San Jose, CA 95134

FAX No.:

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